ACCO Brands Corporation Names Boris Elisman to Succeed Robert Keller as Chief Executive Officer; Keller Will Remain as Executive Chairman

Company On Track to Meet 2012 EPS Guidance and Exceed Cash Flow Generation and Debt Reduction Targets

LINCOLNSHIRE, Ill., Jan. 14, 2013 /PRNewswire/ -- ACCO Brands Corporation (NYSE: ACCO), a world leader in branded office products, today announced that Boris Elisman will succeed Robert J. Keller as Chief Executive Officer effective March 31, 2013. Mr. Elisman has served since 2010 as President and Chief Operating Officer of ACCO Brands, having joined the Company in 2004. Mr. Keller will remain as Executive Chairman of the Company's Board of Directors. Mr. Elisman will also join the Company's Board of Directors when he becomes CEO.

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As President and COO, Mr. Elisman has been instrumental in driving ACCO Brands' improved performance and positioning the Company for future growth. He played a leadership role in ACCO Brands' transformative acquisition of the Mead Consumer and Office Products business, completed last May, which established the Company as the #1 branded office products company in the world by sales. In addition, Mr. Elisman is credited with strengthening customer relationships and spearheading innovative product development to drive market share growth, and he has instituted a range of initiatives that have optimized supply chain performance and driven productivity improvements. Prior to becoming President and COO in 2010, Mr. Elisman led ACCO Brands' Americas business.

Robert H. Jenkins, the presiding independent director on ACCO Brands' Board, said, "We are delighted that Boris Elisman will be ACCO Brands' next CEO. Our Board has worked closely with Bob on a carefully planned succession process to assure a smooth and seamless transition of leadership. As President and COO, Boris has worked side-by-side with Bob over the past two years to successfully develop and execute the Company's strategy, and the timing is now right for Boris to step into the CEO role.

At the same time, we are very pleased that ACCO Brands will continue to benefit from Bob's active involvement as Executive Chairman. Four years ago, Bob took the reins at a challenging time for the Company, ultimately restoring financial stability and positioning the business for long-term growth. We thank Bob for his extraordinary leadership," Mr. Jenkins concluded.

Mr. Keller said, "I am proud of what we've accomplished and delighted to pass the baton to Boris at this exciting time in ACCO Brands' history. Boris has distinguished himself as a talented and visionary leader with a deep understanding of the Company's worldwide operations and a strong track record in delivering results. I know Boris and our team will do a terrific job building on the significant progress that we've made together in growing our customer relationships, increasing our channel penetration and expanding our geographic reach.

"ACCO Brands has entered 2013 in a solid position. The integration of Mead C&OP is ahead of schedule, and, based on preliminary results, we are on track to meet our earnings guidance for 2012 that we issued in connection with our third quarter earnings release, despite continued global economic headwinds. Importantly, based on stronger than expected free cash flow, we were able to pay down $200 million in debt in 2012, or $50 million more than previously anticipated. With a strong foundation in place, I look forward to continuing to be a part of ACCO Brands' future success," Mr. Keller said.

Mr. Elisman said, "It is an honor to succeed Bob Keller as CEO of ACCO Brands. Bob led a remarkable turnaround of our business, and it has been a privilege to be part of it. As we look to the future, we believe there are tremendous opportunities ahead for ACCO Brands to further enhance our global scale, both across channels and geographies, to strengthen our portfolio of brands, and to maximize shareholder value. Our team is focused on continuing to capitalize on the opportunities created by the Mead C&OP transaction while positioning ACCO Brands for long-term profitable growth. I am delighted we will continue to have the benefit of Bob's experience and insights through his continuing role as Executive Chairman."

About Boris Elisman

Prior to becoming President and COO in 2010, Mr. Elisman, 50, served as executive vice president of ACCO Brands and president of ACCO Brands Americas. He joined ACCO Brands in 2004 as president of the Computer Products Group. Previously, he held senior executive positions in marketing and general management for the Hewlett-Packard Company. Mr. Elisman's undergraduate and graduate degrees are from Brown University, and he holds an MBA from the Stanford University Graduate School of Business.

About Robert Keller

Mr. Keller, 59, initially joined ACCO Brands as a member of the Board of Directors in 2005. In 2008, he was appointed chairman of the board and subsequently CEO. Prior to ACCO Brands, Mr. Keller was former president and chief executive officer of APAC Customer Services, Inc. He assumed that role after serving as president, Business Services Group, at Office Depot.

Other

ACCO Brands will release fourth quarter 2012 financial results on Wednesday, February 13, 2013. At 8:30 a.m. Eastern Time the Company will host a conference call to discuss the results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements which may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the company's securities. Among the factors that could cause our plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including any volatility and disruption in the capital and credit markets; our continued ability to access the capital and credit markets; the liquidity and solvency of our major customers; the effect of consolidation in the office products industry; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs and freight and distribution costs can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of our recent acquisition of the MeadWestvaco's Consumer & Office Products Business may not be realized or may take longer to realize than expected; the risk that benefits from our acquisition of MeadWestvaco's Consumer & Office Products Business may be significantly offset by costs incurred in integrating the companies; potential adverse impacts from incurring additional indebtedness in connection with our acquisition of MeadWestvaco's Consumer & Office Products Business; and potential difficulties in connection with the process of integrating MeadWestvaco's Consumer & Office Products Business with the company, which potential difficulties include, but are not limited to, coordinating geographically separate organizations, integrating business cultures, which could prove to be incompatible, difficulties and costs of integrating information technology systems, and potential difficulty in retaining key officers and personnel. These and other risks are more fully described under "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, and "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in other reports we file with the SEC.

CONTACT: Rich Nelson, Media Relations, +1-847-484-3030; Jennifer Rice, Investor Relations, +1-847-484-3020